UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 3, 2008
Date of Report (Date of earliest event reported)
Syntax-Brillian Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50289	05-0567906

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 N. Desert Drive
Tempe, Arizona
85281
(Address of Principal Executive Offices) (Zip Code)
(602) 389-8888
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 3, 2008, we entered into a manufacturing agreement (the “Manufacturing Agreement”) with Compal Electronics, Inc. (“Compal”) under which Compal will provide assembly, testing, and quality control services for our Olevia LCD HDTVs based on our purchase orders and requirement forecasts. In addition, Compal’s procurement team will be responsible for sourcing and securing the LCD panels and any and all components required to produce our Olevia LCD HDTVs. The term of the Manufacturing Agreement is one year and will be automatically extended for another year under specified circumstances.
     This description of the Manufacturing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Manufacturing Agreement which is filed herewith as Exhibit 10.83 and is incorporated by reference into this Item 1.01.
     On April 3, 2008, we issued a press release announcing our entry into the Manufacturing Agreement. We note that this press release, as issued, incorrectly referred to the ground breaking of a four million acre Compal Industrial Park in Northern Vietnam; however, the actual size of this facility will be four million square meters. A copy of this press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
Not applicable.
     (b) Pro Forma Financial Information.
Not applicable.
     (c) Shell Company Transactions.
Not applicable.
     (d) Exhibits.

Exhibit
Number

10.83	Manufacturing Agreement, effective date April 3, 2008, by and between the registrant and Compal Electronics, Inc.

99.1	Press release from Syntax-Brillian Corporation, dated April 3, 2008, entitled “Syntax-Brillian Announces Strategic Manufacturing Agreement with Compal Electronics”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTAX-BRILLIAN CORPORATION
Date: April 8, 2008	By:	/s/ James Ching Hua Li
James Ching Hua Li
President and Chief Executive Officer

EXHIBIT INDEX
10.83	Manufacturing Agreement, effective date April 3, 2008, by and between the registrant and Compal Electronics, Inc.

99.1	Press release from Syntax-Brillian Corporation, dated April 3, 2008, entitled “Syntax-Brillian Announces Strategic Manufacturing Agreement with Compal Electronics”